UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2011 annual meeting of the stockholders (the “Annual Meeting”) of Zoo Entertainment, Inc. (the “Company”) was held on June 8, 2011.

(b) The matters submitted to the common stock stockholders and voted upon at the Annual Meeting were: (i) the election of eight directors to the Company’s board of directors; and (ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes of the common stock stockholders regarding the election of the director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Mark Seremet	3,266,897	5,983	0
Jay Wolf	3,158,897	113,983	0
Barry Regenstein	3,158,397	114,483	0
John Bendheim	3,158,397	114,483	0
Drew Larner	3,266,397	6,483	0
Moritz Seidel	3,266,397	6,483	0
David Smith	3,158,897	113,983	0
Alex Krys	3,267,147	5,733	0

Based on the votes set forth above, Mark Seremet, Jay Wolf, Barry Regenstein, John Bendheim, Drew Larner, Moritz Seidel, David Smith and  Alex Krys were duly elected as directors of the Company to serve until the 2012 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Further, the common stock stockholders of the Company ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, with 4,454,436 votes for ratification, 26,576 votes against ratification, 1,169 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: June 13, 2011	By:	/s/ David Fremed
	Name:	David Fremed
	Title:	Chief Financial Officer